DocuSign Envelope ID: A9A3F84B-17BF-4A34-BFCF-6423FA66C212

SCHEDULE A-1 TO ADVISORY AGREEMENT

FUNDS WITH PERFORMANCE ADJUSTMENT

Name of Fund†		Annual		Must Be
	Performance Index	Basic
			Last Date	Approved
		Fee Rate"
			Approved	By Date
Aggressive Growth	Lipper Large-Cap Growth Funds	*	December 9, 2022	December 31, 2023
Fund	Index

California Bond Fund	Lipper California Municipal Debt	**	December 9, 2022	December 31, 2023
	Funds Index

Capital Growth Fund	Lipper Global Funds Index	0.75%	December 9, 2022	December 31, 2023

Emerging Markets	Lipper Emerging Markets Funds	1.00%	December 9, 2022	December 31, 2023
Fund	Index

Global Equity Income	Lipper Global Equity Income Funds	0.50%	December 9, 2022	December 31, 2023
Fund	Index

Government Securities	Lipper Intermediate U.S.	0.125%	December 9, 2022	December 31, 2023
Fund	Government Funds Index

Growth & Income	Lipper Multi-Cap Core Funds Index	0.60%	December 9, 2022	December 31, 2023
Fund

Growth and Tax	Composite Consisting of 51% of the	0.30%	December 9, 2022	December 31, 2023
Strategy Fund	Lipper General Municipal Bond
	Funds Index and 49% of the Lipper
	Large Cap Core Funds Index

Growth Fund	Lipper Large-Cap Growth Funds	0.65%	December 9, 2022	December 31, 2023
	Index

High Income Fund	Lipper High Yield Bond Funds	0.50%	December 9, 2022	December 31, 2023
	Index

Income Stock Fund	Lipper Equity Income Funds Index	0.50%	December 9, 2022	December 31, 2023

Income Fund	Lipper A Rated Bond Funds Index	0.24%	December 9, 2022	December 31, 2023

Intermediate-Term	Lipper Core Plus Bond Funds Index	**	December 9, 2022	December 31, 2023
Bond Fund

†The Performance Adjustment initially will be determined for each share class separately based on the performance of that share class, unless the Board determines otherwise.

"Expressed as a percentage of average net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time. In addition, the

Adviser may from time to time undertake in writing to limit the Funds' total expenses for a definite period of time.

DocuSign Envelope ID: A9A3F84B-17BF-4A34-BFCF-6423FA66C212

Name of Fund†		Annual		Must Be
	Performance Index	Basic
			Last Date	Approved
		Fee Rate"
			Approved	By Date
Tax Exempt	Lipper Intermediate Municipal Debt	0.28%	December 9, 2022	December 31, 2023
Intermediate-Term	Funds Index
Fund

International Fund	Lipper International Funds Index	0.75%	December 9, 2022	December 31, 2023

Tax Exempt Long-	Lipper General Municipal Debt	0.28%	December 9, 2022	December 31, 2023
Term Fund	Funds Index

New York Bond Fund	Lipper New York Municipal Debt	**	December 9, 2022	December 31, 2023
	Funds Index

Precious Metals and	Lipper Precious Metals Equity Funds	0.75%	December 9, 2022	December 31, 2023
Minerals Fund	Index

Science & Technology	Lipper Science & Technology Funds	0.75%	December 9, 2022	December 31, 2023
Fund	Index

Short-Term Bond	Lipper Short Investment Grade Debt	0.20%	December 9, 2022	December 31, 2023
Fund	Funds Index

Tax Exempt Short-	Lipper Short Municipal Debt Funds	0.28%	December 9, 2022	December 31, 2023
Term Fund	Index

Small Cap Stock Fund	Lipper Small-Cap Core Funds Index	0.75%	December 9, 2022	December 31, 2023

Ultra Short-Term	Lipper Ultra Short Funds Index	0.24%	December 9, 2022	December 31, 2023
Bond Fund

Value Fund	Lipper Multi-Cap Value Funds Index	0.65%	December 9, 2022	December 31, 2023

Virginia Bond Fund	Lipper Virginia Municipal Debt	**	December 9, 2022	December 31, 2023
	Funds Index

Sustainable World	Lipper Global Funds Index	0.75%	December 9, 2022	December 31, 2023
Fund

*The fee is computed at one-half of one percent (0.50%) of the first $750 million of average net assets, two-fifths of one percent (0.40%) of the portion of average net assets over $750 million but not over $1.5 billion, and one-third of one percent (0.33%) of the portion of average net assets over $1.5 billion.

**The fee is computed at one-half of one percent (0.50%) of the first $50 million of average net assets, two-fifths of one percent (0.40%) of the portion of average net assets over $50 million but not over $100 million, and three-tenths of one percent (0.30%) of the portion of average net assets over $100 million.

Current as of December 9, 2022

DocuSign Envelope ID: A9A3F84B-17BF-4A34-BFCF-6423FA66C212

USAA MUTUAL FUNDS TRUST

By:

Name: Chris Dyer

Title: President

Accepted:

VICTORY CAPITAL MANAGEMENT INC.

By:

Name: Michael Policarpo

Title: President, Chief Financial Officer and Chief

Administrative Officer